Exhibit 10.1

Execution Version

SECOND AMENDMENT TO
DRAW DOWN NOTE PURCHASE AND CONTINUING COVENANT AGREEMENT

THIS SECOND AMENDMENT TO DRAW DOWN NOTE PURCHASE AND CONTINUING COVENANT AGREEMENT (this “Amendment”) is dated June 29, 2026 (the “Second Amendment Effective Date”), and is made by and among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), BDL HANGARS LLC, a Delaware limited liability company (“BDL Hangars”), CLOUDNINE AT CAMARILLO LIMITED PARTNERSHIP, a California limited partnership (“CloudNine at Camarillo”), and SLC DEVELOPMENT LLC, a Delaware limited liability company (“SLC Development” and, together with SH Capital II LLC, BDL Hangars and CloudNine at Camarillo, the “Borrowers”), as the borrowers party hereto as of the Second Amendment Effective Date, the lenders party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (the “Original Credit Agreement”), as previously amended by the First Amendment to Draw Down Note Purchase and Continuing Covenant Agreement, dated January 8, 2026 (the “First Amendment” and, together with the Original Credit Agreement, the “Credit Agreement”); and

WHEREAS, SH Capital II LLC has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and the Lenders and the Administrative Agent are willing to make such amendments, in each case, in the manner and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.	Definitions. Unless otherwise specified herein, all capitalized terms used herein shall have the meanings specified in the Credit Agreement.

2.	Amendments to the Credit Agreement. Effective as of the Second Amendment Effective Date in accordance with Section 4 hereof:

1.	Section 1.01 of the Credit Agreement is hereby amended to insert the following defined terms in the appropriate alphabetical order therein:

“2026 PABs” means the Public Finance Authority Revenue Bonds (Sky Harbour Capital III LLC Aviation Facilities Project), Series 2026, originally issued in the principal amount of $150,000,000.

“Equity Replenishment Amount” has the meaning assigned to it in Section 5.21(a).

“Equity Replenishment Conditions” has the meaning assigned to it in Section 5.21(c).

“Equity Replenishment Period” has the meaning assigned to it in Section 5.21(a).

“OPF II Borrowing” has the meaning assigned to it in Section 2.03A.

“OPF II Project” has the meaning assigned to it in the First Amendment to Loan and Security Agreement dated June 29, 2026, by and among SH Capital II LLC, the other Borrowers, the Administrative Agent and the Issuer.

“OPF II Project Costs” has the meaning assigned to it in Section 2.03A(c).

“OPF II Project Owner” means Sky Harbour Opa Locka Airport, LLC, a Delaware limited liability company.

“OPF II Transmittal and Reimbursement” has the meaning assigned to it in Section 2.03A(e).

“SJC Hangars” has the meaning assigned to it in Section 6.17.

“SJC Project” means the Sky Harbour private hangar campus and related improvements, easements, leasehold interests, contracts, permits, equipment, fixtures and other tangible and intangible assets located at or relating to Norman Y. Mineta San José International Airport, San Jose, California, in each case owned, leased, ground-leased, licensed, held or used by the SJC Project Entities.

“SJC Project Entities” has the meaning assigned to it in Section 6.17.

“SKYH National” has the meaning assigned to it in Section 6.17.

2.1	The following new Section 2.03A is hereby inserted in the Credit Agreement immediately following Section 2.03:

“SECTION 2.03A. Special Borrowing Request. Notwithstanding any provision of Section 2.03 or any other provision of this Agreement to the contrary, on or before December 31, 2026, the Borrower Representative may request, and the Lenders shall make, a Borrowing for the purpose of financing or reimbursing the costs of the OPF II Project in an aggregate principal amount not to exceed

$20,000,000 (the “OPF II Borrowing”), provided that the following conditions have been satisfied on or prior to the date of such Borrowing:

a.

no Default or Event of Default shall have occurred and be continuing, or would result from such Borrowing, and the conditions in Section 4.02 shall be satisfied (provided that clauses (c), (d), (e), (f), (h), (i) and (j) of such Section 4.02 shall not apply to the OPF II Borrowing);

b.

the Borrower Representative shall have delivered a Purchase Request (with such modifications as the Administrative Agent may reasonably require to reflect this Section 2.03A) specifying the items set forth in clauses (i) through (iv) of Section 2.03;

c.

the Borrower Representative shall have delivered a certificate of a Financial Officer (i) attaching a schedule of costs with respect to the OPF II Project previously incurred for which reimbursement is being requested by the Borrower Representative, with reasonable supporting documentation, and (ii) certifying that each such cost was incurred in connection with the acquisition, construction, reconstruction, renovation, rehabilitation, improvement and expansion of the OPF II Project (the “OPF II Project Costs”) and was originally funded by the OPF II Project Owner (or SH Capital II LLC on its behalf) from sources other than proceeds of the Notes or any Loan hereunder, all in form and substance reasonably satisfactory to the Administrative Agent;

d.

the Administrative Agent shall have received an opinion of Bond Counsel, addressed to the Administrative Agent and the Lenders, regarding the exclusion of interest on the Notes relating to the OPF II Borrowing from gross income for federal income tax purposes, together with satisfactory evidence of that the OPF II Project has received a TEFRA Approval and the Notes relating to the OPF II Project have been authorized pursuant to an Issuer Resolution, all in form and substance reasonably satisfactory to the Administrative Agent;

e.

the Administrative Agent shall have received an acknowledgment from the Borrower Representative and the OPF II Project Owner, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower Representative will transmit the proceeds of the OPF II Borrowing upon receipt to the OPF II Project Owner which proceeds will be applied by the OPF II Project Owner to reimburse or pay the OPF II Project Costs (the “OPF II Transmittal and Reimbursement”);

f.

the Sponsor and the HoldCo Guarantor shall have delivered to the Administrative Agent a written guaranty of the obligation of the Sponsor or an affiliate thereof (which affiliate shall be satisfactory to the Administrative Agent) to contribute the Equity Replenishment Amount as set forth in Section 5.21, together with such closing certificates, legal opinions and other related deliverables as may be reasonably required by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent; and

g.

the Borrowers shall have paid all reasonable and documented fees and out-of-pocket expenses of the Administrative Agent, counsel to the Administrative Agent, the Lenders and Bond Counsel in connection therewith.

For the avoidance of doubt, except as otherwise set forth in this Section 2.03A, the provisions of Sections 2.04 and 2.05 shall not apply to the OPF II Borrowing.

The Administrative Agent and the Lenders hereby agree that, for purposes of this Agreement, (x) the OPF II Project Owner is not a Borrower, (y) the OPF II Project is not and will not be an Eligible Project, is not and will not be an Approved Eligible Project, and is not will not be included in the Borrowing Base, and (z) the OPF II Transmittal and Reimbursement is expressly permitted hereby, notwithstanding any other provision of this Agreement to the contrary (including, without limitation, Sections 5.08, 6.05, 6.07 and 6.17 hereof).

2.2	The following new Section 5.21 is hereby inserted in the Credit Agreement immediately following Section 5.20:

SECTION 5.21. Equity Replenishment.

a.

Within ninety (90) calendar days following the funding date of the OPF II Borrowing (such 90-day period, the “Equity Replenishment Period”), the Borrower Representative shall provide evidence reasonably satisfactory to the Administrative Agent that the Sponsor or an affiliate thereof has (directly or indirectly) made one or more cash equity contributions to one or more of the Borrowers in an aggregate amount of not less than $20,000,000 (the “Equity Replenishment Amount”), which Equity Replenishment Amount is expected to be funded from cash proceeds of the 2026 PABs and applied to fund or reimburse the Project Costs of one or more Borrowing Base Projects.

b.

Notwithstanding Section 2.03, Section 2.04 or any other provision of this Agreement to the contrary, from and after the date of the OPF II Borrowing until the Equity Replenishment Conditions are satisfied, the Borrowers shall not be entitled to request, and the Lenders shall not be obligated to make, any Borrowing or any Loan in respect of any Borrowing Base Project or for any other purpose, other than Loans the proceeds of which are used to fund capitalized interest amounts, fees and reserves required under this Agreement with respect to any Loans. Upon satisfaction of the Equity Replenishment Conditions, the Borrowers’ right to request Borrowings in respect of Borrowing Base Projects shall be automatically reinstated in accordance with, and subject to, the terms of this Agreement, so long as such right to request Borrowings has not otherwise been terminated in accordance with the terms of this Agreement.

c.

The “Equity Replenishment Conditions” include, and shall be satisfied on the first date on which the Borrower Representative shall have delivered to the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent, (i) a certificate of a Financial Officer certifying (A) the dollar amount, source, recipient Borrower and Borrowing Base Project applied to, and funding date, of each cash equity contribution made pursuant to clause (a) above, (B) that the aggregate of such contributions equals or exceeds $20,000,000, and (C) that no Default or Event of Default has occurred and is continuing, in each case with reasonable supporting documentation, and (ii) such other evidence of receipt and application of the Equity Replenishment Amount as the Administrative Agent may reasonably request. The Borrower Representative may request written confirmation from the Administrative Agent that the Equity Replenishment Conditions have been satisfied, and the Administrative Agent shall promptly provide such written confirmation or identify which conditions have not been met.

For the avoidance of doubt the Equity Replenishment Amount shall not be taken into account in determining the Minimum Equity Requirement for any Approved Eligible Project.

2.3	The following new Section 6.17 is hereby inserted in the Credit Agreement immediately following Section 6.16:

SECTION 6.17. SJC Project Negative Pledge. Until the Equity Replenishment Conditions are satisfied, the Borrower Representative shall cause Sky Harbour National Holdings LLC (“SKYH National”), SJC Hangars LLC (“SJC Hangars”) and each other direct or indirect subsidiary of SKYH National that owns or leases all or any portion of the SJC Project (together with SJC Hangars, the “SJC Project Entities”) not to, directly or indirectly:

a.

create, incur, assume or permit to exist any Lien on (i) the SJC Project or any part thereof, (ii) any Equity Interests in any SJC Project Entity, or (iii) any income, revenues, rents, profits, accounts receivable, lease payments, deposits or insurance proceeds arising from or relating to the SJC Project, in each case, except for (A) Permitted Encumbrances, (B) any Lien expressly required by the applicable ground lease with respect to the SJC Project, and (C) Liens in favor of the Administrative Agent or any other Secured Party;

b.	make any Disposition of the SJC Project, except for Dispositions permitted pursuant to clauses (a) through (i) of Section 6.04, mutis mutandis with respect to the SJC Project Entities;

c.

pledge, hypothecate, encumber, grant any participation interest in, or grant any option, warrant, right of first refusal, right of first offer, drag-along, tag-along or other similar right with respect to any Equity Interests in any SJC Project Entity, or permit any SJC Project Entity to issue any new Equity Interests to any Person other than to SKYH National or a wholly-owned subsidiary thereof;

d.

create, incur, assume or permit to exist any Indebtedness of any SJC Project Entity that is (i) secured by any portion of the SJC Project or any Equity Interests in any SJC Project Entity, or (ii) recourse, by guarantee, contribution agreement, contingent equity arrangement, keepwell, completion guaranty or otherwise, to any Borrower, the HoldCo Guarantor, the Parent Guarantor, the Sponsor or SKYH National itself in a manner that would, or would reasonably be expected to, increase the contingent obligations of any Loan Party in any material respect; or

e.

enter into any agreement, instrument, indenture, lease, license or other arrangement that would purport to prohibit, restrict or impose any condition upon SKYH National’s or any SJC Project Entity’s ability to comply with this Section 6.17.

The Borrowers shall (i) cause SKYH National to take all actions reasonably necessary to ensure that the SJC Project Entities comply with this Section 6.17, and

(ii) deliver to the Administrative Agent, promptly upon request, such certificates, lien searches, organizational chart updates and other evidence of compliance with this Section 6.17 as the Administrative Agent may reasonably require.

2.4	Subsection (d) of Section 7.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)  any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of any Borrower), 5.08, 5.12, 5.13, 5.16, 5.17 or 5.21 or in Article VI;

3.	Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Borrower represents and warrants as follows:

1.

Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties of each Borrower set forth in the Credit Agreement are true and correct on and as of the Second Amendment Effective Date.

2.	Absence of Default. Before and after giving effect to this Amendment, there has been no Default or Event of Default of any provision of the Credit Agreement or any other Loan Documents.

3.

Power and Authority. Each Borrower has the limited liability company or limited partnership power, as applicable, and has taken all necessary limited liability company or limited partnership action, as applicable, to authorize this Amendment and the Credit Agreement as amended hereby, and to execute, deliver and perform its obligations under this Amendment and the Credit Agreement as amended hereby, in accordance with their respective terms.

4.

Binding Obligation. This Amendment has been duly executed and delivered by one or more duly authorized officers of each Borrower, and this Amendment constitutes a legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.	Conditions Precedent. This Amendment shall become effective as of the Second Amendment Effective Date, subject to the satisfaction of each of the following conditions precedent:

1.	The Administrative Agent shall have received a fully executed copy of this Amendment from the Borrowers, the Lenders and the Administrative Agent.

2.

The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders) of counsel for each Borrower, covering such matters relating to this Amendment, in form and substance satisfactory to the Administrative Agent. Each Borrower hereby requests such counsel to deliver such opinion.

3.

The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders) of Bond Counsel to the effect that the amendment of the Notes Agreement (a) is permitted by the Credit Agreement, and (b) will not adversely affect the exclusion of interest on the Notes from gross income of the owners thereof for federal income tax purposes. Each Borrower hereby requests such counsel to deliver such opinion.

4.

All legal requirements provided herein and otherwise reasonably requested by the Administrative Agent incident to the execution, delivery and performance of this Amendment and the transactions contemplated thereby, shall be reasonably satisfactory to the Administrative Agent.

5.

Full Force and Effect.     Except as amended by this Amendment, the Credit Agreement shall continue in full force and effect. The parties hereby acknowledge and agree that any term or provision of any of the Loan Documents which refers to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended by this Amendment.

6.

Effect Limited.  The amendments set forth above shall be limited precisely as written and shall not be deemed to be amendments to any other transaction or of any other term or condition of the Credit Agreement or any of the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

7.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

8.

Governing Law; Jurisdiction; Consent to Service of Process; and Waiver of Jury Trial. THE PROVISIONS OF SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT IN THE SAME MANNER AS THEY BY THEIR RESPECTIVE TERMS APPLY TO THE CREDIT AGREEMENT.

9.

Legal Fees.  The Borrower shall pay the reasonable legal fees and expenses of counsel to the Administrative Agent in accordance with the terms of the Credit Agreement. Such fees shall be paid promptly by the Borrower following presentation of an invoice by such counsel.